                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of October 13, 2001, by and between Ronnie L. Austin, a resident of the State of Georgia ("Employee"), and UCB Financial Group, Inc. ("UCB"), a Georgia corporation.

                                  WITNESSETH:
                                  ----------

          WHEREAS, UCB wishes to obtain assurances from Employee that UCB will have the benefit of Employee's services on the terms and subject to the conditions set forth herein; and

          WHEREAS, Employee wishes to obtain assurances from UCB that he will be employed on the terms and subject to the conditions set forth herein.

          WHEREAS, UCB intends to capitalize and acquire all of the stock of United Commercial Bank (the "Bank"), a bank to be organized under the laws of the State of Georgia, upon its formation and obtainment of all regulatory approvals;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, UCB and the Bank, when it is organized, and Employee agree as follows:

          1.  Employment.  UCB and the Bank hereby employ Employee, and Employee
              ----------
hereby accepts such employment and agrees to perform services for UCB and the Bank, for the period and upon the other terms and conditions set forth in this Agreement.

          2.  Term.  Commencing as of the date of this Agreement, the term (the
              ----
"Term") of Employee's employment hereunder shall be for a period of five (5) years and such extended periods as set forth herein, subject to earlier termination as hereinafter specified. Unless otherwise notified in writing by the other party at least ninety (90) days in advance of the next scheduled termination date, this Agreement shall be automatically extended for successive one year terms.

          3.  Positions and Duties.
              --------------------

              3.01  Service with UCB and the Bank.  During the term of this
                    -----------------------------
Agreement, Employee shall serve as, and his title shall be, President and Chief Executive Officer of UCB and, when formed, the Bank. In such position, Employee agrees to perform such employment duties consistent with such position as the Board of Directors of UCB or the Bank shall assign to him from time to time. Employee shall serve, during the Term hereof as a Director of UCB and the Bank and as a member of the Executive Committee of UCB and the Bank. Employee shall be entitled to director's fees for his service on the Boards of UCB and the Bank.

              3.02  Performance of Duties. Employee agrees to serve UCB
                    ---------------------
faithfully and to the best of his ability shall devote his full time, attention, efforts, energy and skill to the diligent performance of his duties as an officer and director of the Bank and UCB. During the Term hereof Employee shall not serve as an officer, director or employee of any other entity not affiliated with UCB or the Bank without the prior written consent of UCB's or the Bank's Board of Directors. Notwithstanding the foregoing, (i) Employee may pursue such personal investment and financial matters as do not conflict with his obligations and commitments to UCB or the Bank, (ii) Employee may participate in charitable, religious or civic activities such as serving on a school board, church board or community fund committee and (iii) Employee may participate in such other activities as the Board of Directors of UCB or the Bank may from time to time approve in writing. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.

          4.  Compensation.
              -------------

              4.01  Base Salary. As compensation for all services to be rendered
                    -----------
by Employee under this Agreement, UCB and the Bank shall pay to Employee an initial annual base salary for the period from October 1, 2001, through and including September 30, 2002, of $165,000. Thereafter, the Board of Directors of UCB and the Bank shall review Employee's base salary annually and in its sole discretion may increase Employee's base salary from year to year; provided that in the year 2003 the base salary shall be subject to a minimum annual increase by an amount equal to the product of (i) the "CPI Adjustment" (hereinafter defined) multiplied by (ii) the base salary in effect immediately prior to such increase. The effective date of all such increases shall be retroactive to January 1 of the year in which the adjustment takes effect notwithstanding the fact that the CPI Adjustment generally will not be capable of being calculated until some time in February or March of such year. The base salary described in this Section 4.01, as it may be increased from time to time, is referred to herein as the "Base Salary." The Base Salary shall be paid in accordance with UCB's and the Bank's normal payroll procedures and policies.

          For purposes of this Section 4.01, "CPI Adjustment" shall mean the percentage increase, if any, in the "CPI-U Index" (hereinafter defined) between
(a) the average CPI-U Index for the year in which the Base Salary adjustment in question is to take effect and (b) the average CPI-U Index for the immediately preceding year. "CPI-U Index" shall mean the "Consumer Price Index For All Urban Consumers, Atlanta, Georgia (1982-84=100)" as published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI Adjustment is zero or a negative number, the amount of the CPI Adjustment shall, for purposes of this Section 4.01, be deemed to be zero.

              4.02  Incentive Compensation. Until an Officer and Employee
                    ----------------------
Incentive Program (the "Incentive Program") is implemented, the Board of Directors of UCB and the Bank, in consultation with the Chief Executive Officer, will determine the amount of performance bonus to be awarded to the executive officers. For the first three full years commencing with the year ending December 31, 2001, the Chief Executive Officer will be awarded a bonus of 15% of his Base Salary as long as he exceeds the mutually agreed upon performance goals. After the first three full years, the Chief Executive Officer will be awarded an incentive bonus under the Incentive Program.

          4.03  Stock Options.  Upon the formation and capitalization of the
                -------------
Bank by UCB, the Employee will be awarded options to purchase the number of shares of the common stock of UCB equal to five percent (5%) of the total number of outstanding shares of UCB at the time of the grant. It is the intent of the parties that the options shall qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended. The per share option exercise price shall be the greater of the fair market value of a share of the common stock of UCB at the time of the grant or ten dollars ($10).

     The options granted to the Employee pursuant to this Section 4.03 may be exercised by the Employee, in whole or in part, at any time or from time to time during the period that this Agreement is in effect through the earlier of ten
(10) years from the date of grant of such options or three (3) months after the termination of the Employee's employment with UCB and the Bank.

          4.04  Participation in Benefit Plans.  Employee shall also be entitled
                ------------------------------
to participate, on a comparable basis with other senior executives of UCB or the Bank, in all employee benefit plans or programs of UCB or the Bank in effect from time to time including, but not limited to, medical, dental, life and disability insurance programs. Employee's participation in any such plan or program shall be subject to all provisions, rules and regulations applicable thereto. The Employee shall be entitled to a comprehensive annual physical paid for by the Bank or UCB.

          4.05  Expenses.  In accordance with UCB' policies established from
                --------
time to time, UCB or the Bank shall pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts. The Employee shall be furnished with: an automobile and all expenses of maintenance to cover all automobile use; a reasonable expense account; the payment of reasonable expenses for attending annual and periodic meetings of trade associations; and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. UCB or the Bank also agrees to pay all reasonable expenses in connection with the attendance and participation at said trade association meetings by Employee's spouse.

          4.06  Other Benefits.
                --------------

                (a) At such reasonable times as the Board of Directors of UCB or the Bank shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                      (i) The Employee shall be entitled to an annual vacation of four (4) weeks per year.

                      (ii) The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from UCB or the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

                      In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay to absent himself voluntarily from the performance of his employment with the Bank and UCB for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Boards of Directors of UCB and the Bank shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

          (b) In connection with entering into this Agreement, Employee has put his home located at 34 Ponderosa Drive, Dallas, Georgia, up for sale.
Commencing October 1, 2001 UCB and the Bank shall reimburse Employee for his monthly mortgage payment of $1,294.20 until the house sells. UCB and the Bank agree to reimburse the Employee for the difference between the appraised value of his home, and its actual sales price if the sales price is less than the appraised value.

          (c) Upon the Bank becoming cumulative profitable, the Bank shall Establish a retirement plan for the Employee based on a split-dollar life insurance plan similar to the plan that Employee's previous employer had in place.

          (d) The bank during the period prior to becoming cumulative profitable will maintain a term life insurance policy in the amount of $750,000.00 on the employee with a beneficiary named by the employee.

     5.   Confidentiality.
          ---------------

          5.01 General.  In Employee's position as an employee of UCB and the
               -------
Bank, Employee has had and will have access to confidential information, trade secrets and proprietary information of vital importance to UCB and the Bank, and Employee has and will also develop relationships with customers, employees and others who deal with UCB and the Bank (and their subsidiaries and affiliates) which are of value to UCB and the Bank. UCB and the Bank require as a condition to Employee's employment with UCB and the Bank that Employee agree to certain restrictions on Employee's use of the proprietary information and valuable relationships developed during Employee's employment with UCB and the Bank. In consideration of the terms and conditions contained herein, the parties hereby agree as follows:

          5.02 Fiduciary Responsibility.  UCB, the Bank and Employee agree and
               ------------------------
acknowledge that UCB and the Bank (and their subsidiaries and affiliates) may entrust Employee with highly sensitive confidential, restricted and proprietary information concerning various "Business Opportunities" (hereinafter defined), customer lists, and personnel matters. Employee acknowledges that, as an essential incident of Employee's employment with UCB and the Bank, Employee shall have a fiduciary responsibility to UCB and the Bank to protect such information from use or disclosure that is not necessary for the performance of Employee's duties hereunder.

          5.03 Definitions.  For the purposes of this Agreement, the following
               -----------
definitions shall apply:

               (a) "Trade Secrets" mean information, without regard to form, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which: (i) were not commonly known by or available to the public; (ii) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (iii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Trade Secret also shall include any other information defined as a "trade secret" under the Georgia Trade Secret Act of 1990, O.C.G.A. (S)10-1-760 through (S)10-1-767.

               (b) "Confidential Information" shall mean any data or information, other than Trade Secrets, which is material to UCB or to the Bank, and which is not generally known by the public. Confidential Information shall include, but not be limited to, data or information related to: (i) the taking of deposits, making loans and extensions of credit, cashing checks, and other operations incident to the business of banking ("Business of UCB and the Bank");
(ii) any information pertaining to the identity of the customers, depositors or borrowers served by, or Business Opportunities (hereinafter defined) of, UCB or the Bank; (iii) the details of this Agreement, UCB's and the Bank's respective business, marketing and acquisition plans; (iv) financial statements and projections, and the costs of the services the Bank may offer or provide to the customers, depositors or borrowers they serve, to the extent such information is material to UCB or the Bank and not generally known by the public; and (v) information acquired by Employee from the Bank relating to the Bank's methods of doing business.

               (c) "Business Opportunities" shall mean any specialized information or plans of UCB or the Bank concerning the business of UCB or the Bank, including, but not limited to, the financing of or investment in, by UCB or the Bank, any target entity, business or project, together with all related information concerning the specifics of any contemplated financing, investment, acquisition or purchase (including pricing, terms and the identity of such person, business or project) regardless of whether UCB or the Bank has entered any agreement, made any commitment or issued any bid or offer to such person, business or project.

               (d) Notwithstanding the definitions of Trade Secrets, Confidential Information and Business Opportunities set forth above, Trade Secrets, Confidential Information and Business Opportunities shall not include any information:

               (i) that is or becomes generally known to the public (other than as a result of a breach of the Agreement by Employee);

               (ii) that is developed by Employee after termination of employment through entirely independent efforts;

               (iii) that Employee obtains from an independent source having a bona fide right to use and disclose such information;

               (iv) that is required to be disclosed by law, except to the extent eligible for special treatment under an appropriate protective order; or

               (v) that the respective Boards of Directors of UCB or the Bank approve for unrestricted release by express written authorization.

          5.04 Trade Secrets.  Employee shall not, without the prior written
               -------------
consent of the Board of Directors of UCB or the Bank, during his employment with UCB and the Bank and for so long thereafter as the information or data remains Trade Secrets, use or disclose, or negligently permit any unauthorized person who is not an employee of UCB or the Bank to use, disclose, or gain access to, any Trade Secrets of UCB or the Bank, or of any of their subsidiaries or affiliates, or of any other person or entity making Trade Secrets available for UCB's or the Bank's (or any of their subsidiaries' or affiliates') use.

          5.05 Confidential Information. Employee shall not, without the prior
               ------------------------
written consent of the Board of Directors of UCB or the Bank, during his employment with UCB and the Bank and for a period of one (1) year after termination of his employment for any reason, as long as the information or data remain competitively sensitive, use or disclose, or negligently permit any unauthorized person who is not employed by UCB or the Bank to use, disclose or gain access to, any Confidential Information to which the employee obtained access by virtue of his employment with UCB or the Bank.

          5.06 Observance of Security Measures.  During Employee's employment
               -------------------------------
with UCB and the Bank, Employee is required to observe all security measures adopted to protect Trade Secrets, Confidential Information and Business Opportunities of UCB or the Bank.

     6.   Solicitation of Customers, Borrowers or Depositors.
          --------------------------------------------------

          6.01 After Termination of Employment.  Upon termination of this
               -------------------------------
Agreement for any reason, Employee shall not, directly or indirectly, as principal, agent, trustee or consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, within one (1) year after such termination actively solicit, divert or take away or attempt to actively solicit, divert or take away any customers, depositors or borrowers of UCB or the Bank whom Employee had served during his term of employment for the purpose of providing services which constitute the Business of UCB and the Bank (as defined above).

          6.02 During Employment.  During Employee's employment with UCB and the
               -----------------
Bank, Employee shall not, except on behalf of UCB or the Bank, solicit, divert, take away or accept the business of, or attempt to solicit, divert or take away the business of, any of the customers, depositors or borrowers of UCB or the Bank for the purpose of performing the Business of UCB and the Bank for such customers, depositors or borrowers.

     7.   Non-Interference with Personnel Relations.
          -----------------------------------------

          Employee shall not, during his employment with UCB and the Bank and for a period of one (1) year after the termination of his employment with UCB and the Bank for any reason, knowingly solicit, entice or persuade any other employees or agents of UCB or the Bank (or of any of their subsidiaries or affiliates) to leave the services of UCB or the Bank (or such subsidiary or affiliate).

     8.   Notification of Subsequent Employment.
          -------------------------------------

          During a period of one (1) year after the termination of Employee's employment with UCB and the Bank, Employee shall notify UCB and the Bank in writing, within thirty (30) days after accepting employment with any other corporation, partnership, association, person, organization or other entity, of the name and address of Employee's new employer and Employee's functions with his new employer.

     9.   Covenant Not to Compete.
          -----------------------

          9.01 General. For Purposes of this Section 9, UCB, the Bank and
               -------
Employee conduct the following business in the following territory:

          (a) UCB is engaged in the business of transacting business as a holding company with the Bank as its subsidiary bank which accepts deposits, makes loans, cashes checks and otherwise engages in the business of banking;

          (b) UCB (through the Bank) actively conducts the Business of UCB and the Bank within a twenty (20) mile radius of the location of UCB and the Bank at 5660 New Northside Drive, Atlanta, Georgia 30328 (the "Geographic Area"); and

          (c) Employee has established business relationships and performs the duties required of Employee under this Agreement in the Geographic Area and will work in such Geographic Area while in the employ of UCB and the Bank.

          9.02 Non-Competition.  Employee covenants and agrees that for a period
               ---------------
of one (1) year after the termination of his employment with UCB and the Bank without "cause" and for six (6) months after termination of his employment with UCB and the Bank with "cause" ("cause" is defined in Section 10.01(c) below), Employee shall not directly or indirectly, as principal, agent, trustee, consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, provide services that are the same as or similar to the services provided by Employee under this Agreement to or for the benefit of any entity or person conducting a business similar to the Business of UCB and the Bank within the Geographic Area.

     10.  Termination.
          -----------

     10.01 Grounds for Termination.  This Agreement shall terminate prior to the
           -----------------------
expiration of the initial Term set forth in Section 2 or any extension thereof in the event that any anytime during such initial Term or any extension thereof:

           (a) UCB or the Bank shall give notice to Employee that UCB is terminating this Agreement without cause, which notice shall specify the effective date of Employee's termination;

           (b) Employee shall die or the Board of Directors of UCB or the Bank shall determine that Employee has become disabled (as defined in Section 10.02); or

           (c) The Board of Directors of UCB or the Bank shall determine that Cause exists. "Cause" means: (i) having been convicted under the laws of any government jurisdiction of: (A) a felony; or (B) a criminal offense which is not a felony but which has a material adverse effect on UCB or the Bank (or any of its subsidiaries or affiliates) or on the ability of Employee to carry out his duties hereunder (provided, however, that in no event shall minor traffic violations constitute "Cause"; (ii) having committed any action constituting theft or fraud against UCB or the Bank (or any of its subsidiaries or affiliates); (iii) the breach of any of the Employee's covenants or obligations hereunder; (iv) the knowing failure of the Employee to follow specific directives of the Board of Directors of UCB or the Bank consistent with Employee's duties; or (v) the termination by Employee of his employment hereunder prior the expiration of the term of the Agreement, unless such termination is pursuant to Section 10.01 (d) or 10.01 (e) hereof.

           (d) Employee shall determine that UCB or the Bank has breached this Agreement in any material respect (including, but not limited to, UCB's or the Bank's failure to make any payment required under this Agreement), which breach is not cured by UCB or the Bank within thirty (30) days after written notice of such breach is delivered to UCB and the Bank by the Employee.

           (e) Employee, within thirty (30) days following the occurrence of a "Change in Control" (as defined in Section 10.03), notifies UCB in writing that he is electing to terminate this Agreement pursuant to this Section 10.01(e).

           (f) The failure of the Bank for any reason to obtain a Charter and commence a banking business.

        Notwithstanding any termination of this Agreement, in consideration of his employment hereunder to the date of such termination, to the extent specifically provided for herein, the Employee shall remain bound by provisions of this Agreement which specifically relate to periods subsequent to the termination of Employee's employment hereunder.

        10.02  "Disability" Defined.  The Board of Directors of UCB or the
               ---------------------
Bank may, in its discretion reasonably exercised, determine that Employee has become disabled, for the purpose of Section 10.01(b) of the Agreement, in the event that Employee shall fail, in one or more material respects, because of illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than sixty (60) calendar days during any period of 120 consecutive days.

          10.03  "Change in Control" Defined.  For purposes of this Agreement, a
                 ---------------------------
"Change in Control" shall be deemed to have occurred if more than fifty percent (50%) of UCB's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of UCB entitled to vote in elections of its directors, shall be acquired by any person or group of persons acting in concert. Additionally, a "Change in Control" shall be deemed to have occurred if: (i) more than fifty percent (50%) of the Bank's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of the Bank entitled to vote in elections of its directors, shall be acquired by any person or group of persons acting in concert; or (ii) substantially all of
                                                  --
the assets of UCB or the Bank shall be sold to another person or entity.

          10.04  Surrender of Records and Property.  Upon the request of UCB or
                 ---------------------------------
the Bank and, in any event, upon termination of his employment with UCB or the Bank, Employee shall deliver promptly to UCB and the Bank all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of UCB or the Bank (or any of their subsidiaries of affiliates) and which relate in any way to the business, products, practices or techniques of UCB or the Bank (or any of their subsidiaries or affiliates), and all other property, Trade Secrets and Confidential Information of UCB or the Bank (or any of their subsidiaries or affiliates), including, but not limited to, all documents which in whole or in part contain any Trade Secrets or Confidential Information of UCB or the Bank (or any of their subsidiaries or affiliates), which in any of these cases are in his possession or under his control.

     11.  Compensation Upon Termination.
          -----------------------------

          11.01  Sections 10.01(a) and (d) Termination.  In the event this
                 -------------------------------------
Agreement is terminated pursuant to Sections 10.01 (a) or 10.01(d) hereof, Employee will receive a lump sum payment equal to his annual Base Salary then in effect, in addition to: (i) payment to Employee of his then current Base Salary through the effective date of termination; (ii) any bonus, or pro rata portion thereof to which Employee shall be entitled to receive pursuant to Section 4.02 hereof; and (iii) reimbursement of expenses incurred by Employee in accordance with Section 4.05 hereof.

          11.02  Section 10(e) Termination.  In the event this Agreement is
                 -------------------------
terminated pursuant to Section 10.01(e) hereof, Employee shall be entitled to receive immediately upon the happening of the event specified in Section 10.01(e): (i) a lump sum payment equal to three (3) times his current Base Salary; (ii) any bonus, or pro rata portion thereof, to which Employee shall be entitled to receive pursuant to Section 4.02 hereof; (iii) non-forfeited deferred compensation to be paid out in full; and (iv) all restricted stock and stock options shall be deemed to be 100% vested and any restrictions shall lapse.

          11.03  Sections 10.01(b), (c) and (f) Termination.  In the event this
                 ------------------------------------------
Agreement is terminated pursuant to Sections 10.01(b), 10.01(c) or 10.01(f), Employee shall not be entitled to any compensation other than: (i) payment of his then current Base Salary accrued through the effective date of termination; and (ii) reimbursement of expenses incurred by Employee in accordance with Section 4.05 hereof, and all rights of Employee to further compensation shall thereupon cease and be terminated.

     12.  Assignment and Inurement.  This Agreement shall ensure to the benefit
          ------------------------
of and be binding upon the parties hereto and their respective heirs, successors, administrators, and permitted assigns. This is a personal service contract and, except to the extent specifically contemplated hereby, may not be assigned by Employee without the prior written consent of UCB and the Bank.

     13.  Injunctive Relief.  Employee agrees that it would be difficult to
          -----------------
compensate UCB or the Bank fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Section 5, 6, 7, 8, 9 and 10.04. Accordingly, Employee specifically agrees that UCB or the Bank shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of UCB or the Bank to claim and recover damages in addition to injunctive relief.

          Notwithstanding anything in Section 15 hereof to the contrary, any party to this Agreement may petition the Superior Court of Fulton County, Georgia for temporary injunctive relief. All disputes, controversies or claims arising out of or related to this Agreement, other than a request for temporary injunctive relief, shall be resolved in accordance with the provisions of
Section 15 hereof. The parties hereby agree that jurisdiction and venue for any action seeking temporary injunctive relief pursuant to this Section 13 shall lie in the Superior Court of Fulton County, Georgia. The parties hereby agree, further, that any temporary restraining order entered pursuant to this Section 13 shall remain in effect until the dispute giving rise thereto is resolved pursuant to the provisions of Section 15 and the parties agree to enter into any and all consent orders required to maintain such temporary restraining order in effect until such time.

     14.  Miscellaneous.
          -------------

          14.01  Governing Law.  This Agreement is made under and shall be
                 -------------
governed by and construed in accordance with the laws of Georgia.

          14.02  Prior Agreements.  This Agreement contains the entire agreement
                 -----------------
of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          14.03  Withholding Taxes.  UCB and the Bank may withhold from any
                 -----------------
benefits payable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or government regulation or ruling.

          14.04  Amendments.  No amendment, modification or waiver of this
                 ----------
Agreement or any provision hereof shall be deemed effective unless made in writing signed by the party against whom enforcement of the amendment, modification or waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated and shall operate only as to the specific term or condition waived.

          14.05  Notices.  Any notice, request, demand or other document to be
                 -------
given hereunder shall be in writing, and shall be delivered personally or sent by registered, certified or express mail or facsimile followed by mail as follows:

                    If to UCB or the Bank:

                    5660 New Northside Drive
                    Suite 200
                    Atlanta, Georgia  30328
                    Attention:  Chairman of the Board

                    If to Employee:

                    Ronnie L. Austin
                    1962 Spectrum Circle
                    Suite 700
                    Marietta, Georgia  30064

Or to such other address as either party hereto may hereafter duly give to the other.

          14.06  Severability.  To the extent any provision of this Agreement
                 -------------
shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     15.  Arbitration. Any and all disputes, controversies or claims arising out
          -----------
of or related to this Agreement (other than a request for a temporary restraining order pursuant to Section 13 hereof), shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any inconsistency between the provisions of this Section 15 and AAA's Commercial Arbitration Rules, the provisions of this Section 15 shall govern. Any party may initiate arbitration by serving written notice of its intentions to arbitrate on the other parties. The venue of any such arbitration shall be Atlanta, Georgia. The arbitration panel shall consist of three

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

arbitrators selected as follows. Within thirty (30) days following the date on which the arbitration provision of this Section 15 is invoked by a party, Employee, on the one hand, and UCB and/or the Bank, on the other, shall each select an arbitrator from a list of arbitrators provided by AAA,. The lists from which Employee and UCB and/or the Bank select their respective arbitrators shall be identical. If either Employee or UCB and/or the Bank fails to select its arbitrator within the time required, the other shall be entitled to select its arbitrator for it. Within fifteen (15) days following the selection of the last to be selected of the two (2) arbitrators, the two (2) arbitrators so selected shall select a third arbitrator. A preliminary arbitration hearing shall be held within thirty (30) days following the selection of the third arbitrator for the purpose of scheduling discovery and the evidentiary hearing(s). The first evidentiary hearing shall be held within thirty (30) days following the preliminary hearing. The arbitration panel shall deliver its award in writing, including findings of facts, to the parties within thirty (30) days following the final arbitration hearing. Evidence and testimony shall be admitted in accordance with the Federal Rules of Evidence. The arbitration panel shall have authority to grant temporary or permanent injunctive relief or other equitable remedies. Each party shall bear its own costs and expenses of the arbitration proceeding.



_________________        _________________         ______________________
UCB                      Bank                      Employee


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth herein. The Bank shall execute this Agreement upon its formation and capitalization.

                                    UCB FINANCIAL GROUP, INC.

                                    By:   /s/ Serguei Kouzmine
                                       -----------------------------
                                    Name:  Serguei Kouzmine
                                    Title: Chairman

                                    UNITED COMMERCIAL BANK

                                    By:   /s/ Serguei Kouzmine
                                       -----------------------------
                                    Name:  Serguei Kouzmine
                                    Title: Chairman


                                    EMPLOYEE:


                                    /s/ Ronnie L Austin
                                    --------------------------------
                                    Ronnie L. Austin

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